                                                                       EXHIBIT 5
                                                                       ---------
                         NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS 02110-2699

           TELEPHONE: 617-439-2000          FACSIMILE: 617-973-9748

CAPE COD OFFICE                                           DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS
                                 July 22, 1998
                                    12856-44


Carey International, Inc.
4530 Wisconsin Avenue, N.W.
Washington, DC 20016

Gentlemen/Ladies:

     Reference is made to that certain Registration Statement on Form S-4 (the "Registration Statement") which Carey International, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 3,000,000 shares of common stock, $.01 par value, of the Company (the "Shares"). We understand that the Shares may be offered and issued by the Company from time to time in connection with acquisitions of other businesses or properties by the Company.

     We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Certificate of Incorporation of the Company, the Company's By-laws, the corporate records of the Company to the date hereof, certificates of public officials, and such other documents, records and materials as we have deemed necessary in connection with this opinion letter. Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that the Shares, or any portion thereof, when duly authorized, issued and delivered by the Company (a) pursuant to the terms and conditions contained in the applicable agreement evidencing an acquisition and (b) in accordance with the Company's Certificate of Incorporation and By-laws and the Delaware General Corporation Law (all as amended through the date of such issuance), will be validly issued, fully paid and non-assessable.

     We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the offering and sale of the Shares only while the Registration Statement, as amended from time to time, is effective under the Securities Act.

                                   Very truly yours,

                                   /s/ Nutter, McClennen & Fish, LLP
                                   -----------------------------------------
                                   Nutter, McClennen & Fish, LLP



JED/DSS